Exhibit 99.1

For Release: February 22, 2010

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI Reports 7.6% Increase in Fourth Quarter Normalized FFO

MURFREESBORO, Tenn. – (February 22, 2010) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”) and net income for the three months and year ended December 31, 2009.

2009 Highlights

•

Normalized FFO improved to $2.33 per basic and diluted common share compared with $2.29 in 2008

•

FFO increased 11.3% compared with 2008

•

Completed leaseback transactions of four skilled nursing facilities and five assisted living facilities for a total of $83.8 million

•

Agreed to purchase six skilled nursing facilities in Florida for $67 million, which closed in February 2010 and concluded NHI’s relationship with Care Foundation of America (“CFA”)

•

Subsequent to year-end, closed on a new $100 million revolving credit facility to fund new investments

Financial Results

Normalized FFO for the three months ended December 31, 2009 was $16,650,000, or $0.60 per basic and diluted common share, compared with $15,468,000, or $0.56 per basic and diluted common share, for the same period in 2008.  Normalized FFO for the three months ended December 31, 2009 excludes $1,944,000 in gains and recoveries of previous write-downs on the sale of marketable securities.  Normalized FFO for the three months ended December 31, 2008 excludes asset write-downs and realized losses on the sale of marketable securities of $1,485,000 and other one-time income items totaling $1,313,000.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended December 31, 2009 was $18,594,000, or $0.67 per basic and diluted common share, compared with $15,296,000, or $0.55 per basic and diluted common share, for the same period in 2008.  Net income for the three months ended December 31, 2009 was $16,291,000, or $0.59 and $0.58 per basic and diluted common share, respectively, compared with net income of $13,367,000, or $0.50 and $0.49 per basic and diluted common share, respectively, for the same period in 2008.

Normalized FFO for 2009 was $64,341,000, or $2.33 per basic and diluted common share, compared with $63,668,000, or $2.29 per basic and diluted common share, for 2008.  Normalized FFO for 2009 excludes the collection of past due rent and interest from two customers totaling $2,654,000, recoveries of previous write-downs and gains of $3,480,000, the recognition into income related to the cancellation of liabilities totaling $1,493,000 and other one-time items totaling $626,000.  Normalized FFO for 2008 excludes asset write-downs and losses on the sale of marketable securities of $4,461,000, the recognition into income of deferred credits totaling $4,121,000, a restricted stock forfeiture of $566,000, and other one-time income items totaling $1,313,000.

NHI Fourth Quarter Results

FFO for 2009 was $72,594,000, or $2.63 per basic and diluted common share, compared with $65,207,000, or $2.35 per basic and diluted common share, for 2008.  Net income for 2009 was $64,229,000, or $2.33 and $2.32 per basic and diluted common share, respectively, compared with $57,510,000, or $2.08 and $2.07 per basic and diluted common share, respectively, for 2008.

2010 Outlook and Guidance Policy

Based on the transactions completed in 2009 and to date in 2010, NHI expects to report continued year-over-year Normalized FFO growth in 2010. NHI expects to initiate 2010 Normalized FFO guidance and the corresponding future investment and expense assumptions in conjunction with the Company’s first quarter results in early May.

Investor Conference Call and Webcast

NHI will host a conference call on Monday, February 22, 2010, at 10 a.m. ET, to discuss its 2009 results and guidance for 2010. The number to call for this interactive teleconference is (212) 231-2903 with the confirmation number, 21458462. The live broadcast of NHI’s quarterly conference call will be available online at http://www.videonewswire.com/event.asp?id=66053 on Monday, February 22, 2010, at 10 a.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and an acute care hospital.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI’s  web site at http://www.nhinvestors.com ..

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NHI Fourth Quarter Results

Reconciliation of Funds From Operations and Normalized Funds From Operations (1)(2)(3)
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income	$ 16,291	$ 13,367	$ 64,229	$ 57,510
Elimination of non-cash items in net income:
Real estate depreciation	2,055	1,682	7,373	6,667
Real estate depreciation in discontinued operations	248	247	992	1,030
Funds from operations	$ 18,594	$ 15,296	$ 72,594	$ 65,207
Collection of past due rent and interest amounts	-	-	(2,654)	-
(Gains, recoveries) and losses on marketable securities	(1,944)	1,099	(2,403)	2,475
Asset write-downs and (recoveries of previous writedowns)	-	386	(1,077)	1,986
Recognition of deferred credits	-	-	(1,493)	(4,121)
Restricted stock forfeiture	-	-	-	(566)
Other one-time items	-	(1,313)	(626)	(1,313)
Normalized funds from operations	$ 16,650	$ 15,468	$ 64,341	$ 63,668

Weighted average common shares outstanding
Basic	27,603,646	27,573,294	27,586,338	27,706,106
Diluted	27,656,684	27,578,380	27,618,300	27,731,951

Funds from operations per share:
Basic	$ 0.67	$ 0.55	$ 2.63	$ 2.35
Diluted	$ 0.67	$ 0.55	$ 2.63	$ 2.35

Normalized FFO per share:
Basic	$ 0.60	$ 0.56	$ 2.33	$ 2.29
Diluted	$ 0.60	$ 0.56	$ 2.33	$ 2.29

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO any material one-time items reflected in GAAP net income.  Excluded items may include, but are not limited to, impairments of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

(3) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

NHI Fourth Quarter Results

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Rental income	$ 14,255	$ 12,073	$ 55,076	$ 48,339
Mortgage interest income	2,074	2,452	9,145	9,666
	16,329	14,525	64,221	58,005
Expenses:
Interest expense	8	60	85	308
Depreciation	2,163	1,704	7,629	6,761
Amortization of loan costs	79	4	90	15
Legal expense	681	557	1,954	1,598
Franchise, excise and other taxes	180	121	730	646
General and administrative	1,216	1,346	5,255	3,585
Loan and realty losses (recoveries)	-	-	(1,077)	-
	4,327	3,792	14,666	12,913

Income Before Non-Operating Income	12,002	10,733	49,555	45,092
Non-operating income (investment interest and other)	3,289	2,023	8,581	6,487
Income From Continuing Operations	15,291	12,756	58,136	51,579

Discontinued Operations
Income from operations - discontinued	1,000	611	6,093	5,931

Net income	$ 16,291	$ 13,367	$ 64,229	$ 57,510

Weighted average common shares outstanding:
Basic	27,603,646	27,573,294	27,586,338	27,706,106
Diluted	27,656,684	27,578,380	27,618,300	27,731,951

Earnings per share:
Basic:
Income from continuing operations	$ 0.55	$ 0.46	$ 2.11	$ 1.86
Discontinued operations	0.04	0.04	0.22	0.22
Net income available to common stockholders	$ 0.59	$ 0.50	$ 2.33	$ 2.08

Diluted:
Income from continuing operations	$ 0.54	$ 0.46	$ 2.10	$ 1.86
Discontinued operations	0.04	0.03	0.22	0.21
Net income available to common stockholders	$ 0.58	$ 0.49	$ 2.32	$ 2.07

Funds from operations	$ 18,594	$ 15,296	$ 72,594	$ 65,207

Funds from operations per common share
Basic	$ 0.67	$ 0.55	$ 2.63	$ 2.35
Diluted	$ 0.67	$ 0.55	$ 2.63	$ 2.35

Dividend declared per common share(1)	$ 0.65	$ 0.69	$ 2.30	$ 2.34(2)

(1) Includes special dividends of $0.10 and $0.14 per common share for the years ended December 31, 2009 and 2008, respectively
(2) Excludes an $0.08 per common share ‘spillover’ dividend declared in 2008 for 2007

The results of operations for facilities sold, including the gain or loss on such sales, have been reported in the current and prior periods as discontinued operations.

NHI Fourth Quarter Results

Selected Balance Sheet Data
(in thousands)
	December 31, 2009	December 31, 2008
Real estate properties, net	$ 223,861	$ 181,332
Mortgages receivable, net	94,588	108,640
Preferred stock investment, at cost	38,132	38,132
Cash and cash equivalents	45,718	100,242
Marketable securities	21,322	26,594
Bonds payable	-	3,987
Stockholders' equity	434,612	429,615